LEASE AGREEMENT
                                     BETWEEN
                       BOWLIN TRAVEL CENTERS INCORPORATED

                                       AND

            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED

This lease, made and entered into on August 1, 2000 by and between Bowlin Travel Centers Incorporated, hereinafter referred to as the Lessor, and Bowlin Outdoor Advertising & Travel Centers Incorporated hereinafter referred to as the Lessee.

Witnesseth That:

For and in consideration of the mutual covenants and agreements hereinafter mentioned and contained, and the rental to be paid, the Lessor have leased and do hereby let, demise and lease unto the Lessee those certain premises and the improvements being located as follows:

Approximately 5500 square feet of office space in the building located at 136 Louisiana NE, Albuquerque, New Mexico 87108, at an annual rate of $12.00 per square foot for a total annual rental sum due of $66,600.00.

Approximately 1000 square feet of office space in the building located at 3415 South Harrelson, Las Cruces, New Mexico 88005, at an annual rate of $6.00 per square foot for a total annual rental sum due of $6,000.00.

Approximately 2000 square feet of warehouse space in the building located at 3415 South Harrelson, Las Cruces, New Mexico 88005, at an annual rate of $3.00 per square foot for a total annual rental sum due of $6,000.00.

Approximately 12,000 square feet of outside storage yard space on the premises located at 3415 and 3418 South Harrelson, Las Cruces, New Mexico 88005, at an annual rate of $.50 per square foot for a total annual rental sum due of $6,000.00.

For the rental and under the conditions hereinafter specified to wit:

1. The term of this lease shall be for one (1) year, commencing on August 1, 2000 and terminating on July 31, 2001.

2. As consideration for this lease and the use and occupancy of the premises during the term of said lease, Lessee agrees and obligates the Lessee to pay to the Lessor the sum of $84,600.00 which sum as a matter of convenience to Lessee, shall be paid in equal installments of $7,050.00, with the first month's rent due August 1, 2000, and an equal amount of $7,050.00, due on the first day of the next succeeding 11 months. No security and damage deposit is due upon signing the lease. It is specifically understood and agreed by the parties hereto that the consideration for this lease is $84,600.00 and that amount is payable in monthly installments for the convenience of the Lessee only and that should the Lessee default in the payment of said sum in the agreed monthly installments or otherwise breach the terms of this lease as hereinafter provided and fail to cure said breach in the time and manner provided for hereinafter, the Lessor at its option may accelerate said payments, and the entire remaining unpaid portion of the lease consideration shall immediately become due and owing. ALL SUCH PAYMENTS SHALL BE SENT TO THE LESSOR AT 150 Louisiana NE, Albuquerque, New Mexico 87108, or such other address as the Lessor may furnish to the Lessee.

3. The Lessee agrees to pay the rental installments punctually and to save and keep harmless the Lessor from any liability on account of any such utility as they may require and use, and further agree that they will keep the interior of the building in repair at their own expense throughout the term of this lease insofar as ordinary wear and tear is concerned, and that at the end of the term of the lease, they will promptly surrender the premises to the Lessor in the same condition as such premises were in at the time when it was received by the Lessee, reasonable wear and tear and other hazards beyond their control excepted.

4. The Lessee agrees throughout the term of the lease to provide public liability insurance so as to protect himself and the premises from any and all claims of liability arising out of or from the use or occupancy of the premises and which may be claimed to be due to any acts, omissions, negligence, or fault of the Lessee, his agents, servants, employees, licensees, customers, or invitees, and that a copy of such liability policy will be furnished to the Lessor. Said insurance policy shall name Lessor as additional insured.

5. Lessee agrees that they will not permit any Mechanic's Lien or Materialman's lien or any other lien to become attached or otherwise affect the premises and improvements demised herein.

6. The Lessor shall pay for electricity, gas, water, sewer and garbage. In addition, the Lessor shall provide and pay for basic telephone service to the demised premises, which shall include the use of telephone equipment possessed by the Lessor, in an amount not to exceed $400.00 per month; and further, the Lessor shall provide and pay for long distance telephone service to the demised premises in an amount not to exceed $400.00 per month. At the end of each 3 month period from the date first stated herein, the Lessor shall provide the Lessee with a reconciliation of the actual telephone expense accruing to the demised premises and the difference shall be added to, or subtracted from, the monthly payment due for the month following each reconciliation.

7. It is expressly agreed and understood between the parties hereto that the Lessee may not assign or sublet the premises herein demised without the written consent of the Lessor, such assignment shall not be unreasonably withheld.

8. The Lessor shall be obligated to keep in good repair and condition the exterior of the demised premises including the roof, but excluding any plate glass doors and their locks, the maintenance of which shall be the obligation of the Lessee. The Lessor further agree to maintain in good order the condition of any wiring for electricity, and any piping for gas and water both outside and inside the building during the term of this lease excepting only that the Lessee shall be liable for the repair of any damage for which they or their agents, servants or employees may be responsible. The Lessee shall maintain and keep in good order and repair the heating and cooling equipment, water faucet, all plate glass, including doors and their locks. Any remodeling that is needed after initial occupancy will be the responsibility of the tenant and must be approved by Lessor, such approval shall not be unreasonably withheld.

9. The Lessor shall provide such insurance as they may elect to provide for their protection for any damage that may be done to the property through fire or any other hazard which may be insured against and the Lessee shall provide such insurance as they may elect to provide for an damage that may be done to any of their furniture, furnishings, equipment and fixtures which may be owned or kept by them in the demised premises.

10. The Lessee is responsible for living up to all city and state codes, including signage requirements after initial occupancy. Lessor is responsible for delivering the premises in a condition which meets all city, state and county codes including requirements for the disabled. Lessor represents that the current zoning is acceptable for the anticipated use.

11. It is agreed by and between the parties hereto that the Lessee will be using the premises for office, warehouse and outside materials storage as provided herein, and such premises shall not be used for any other purpose other than as previously stated unless prior written consent for such other use has first been obtained from the Lessor such consent shall not be unreasonably withheld.

12. Should the building or demised premises be wholly or partially destroyed by fire or other hazard during the term of this lease so as to render the same unusable or if such damage should arise by reason of the elements or other casualty, then the Lessor may, at their election, declare the term hereof ended or they may elect to repair such damage as may occur, in which event the repairs shall be made with due diligence so as to give the Lessee the use of and occupancy of the repaired building as soon as repairs may be accomplished with all due diligence on the part of the Lessor and during the period of time that the Lessee may be without the use of such premises, the rent shall be abated. It is further agreed that if the repairs cannot be completed within ninety (90) days of damage then Lessee may at its option terminate this lease and no further rent shall be owed from the date that the building becomes unusable.

13. Should the Lessee hold over and continue in possession of the demised premises without the expressed or implied consent of the Lessor thereto, such holding over shall be construed as tenancy from month to month and shall be taken and understood to be in all respects and upon the same conditions as herein provided during the term of this lease.

14. If during the term of this lease the Lessee does anything to cause the property taxes to increase, he shall be responsible for the increased tax upon demand.

15. There shall be a 15% late charge on all payments not received in Lessor's office by the 10th day of the month.

16. It is mutually agreed by and between the parties hereto that in the event that any condemnation proceeding shall be brought against the property demised hereby, in whole or in part, any and all proceeds that may be recovered as a consequence of such proceedings shall inure to the benefit of the Lessor alone. If any condemnation proceeding should render the demised premises unusable by tenant then this lease shall be terminated.

17. If, during the term of this lease, Lessee shall breach any of the terms and conditions herein imposed upon them, including the payment of rental installments when due and shall remain in default or continue with the reach of such terms, conditions or payments for a period of ten (10) days after written notice has been given to the Lessee by the Lessor for such default, the Lessor may, at their option, terminate this lease and retake possession of the premises demised or at their option, take such legal action as may be necessary to enforce the provisions of this lease in full. The failure on the part of the Lessor to terminate or otherwise enforce any breach of the provisions of this lease shall not be deemed a consent by Lessor to any such breach and shall not stop them from thereafter terminating or taking such legal action as may be available to them, to enforce any and all provisions of this lease. The various rights and remedies contained herein and reserved to the Lessor shall not be construed cumulative and shall be in addition to every other remedy now or hereafter existing by law in equity or by statute. Any and all costs, attorney's fees, or other expenses incurred by the Lessor in enforcing this lease or obtaining possession of the premises, shall be born by the Lessee.

18. The filing of a bankruptcy proceeding by the Lessee, or in the event of the involuntary bankruptcy of the Lessee, or their assignment of assets for the benefit of their creditors, shall terminate this lease.

19. Subject to the exception hereinabove described, this lease shall extend to and is otherwise binding upon the heirs, successors, administrators, and assigns of the parties hereto.

Executed in duplicate of the day and year first hereinabove written.

Bowlin Travel Centers Incorporated      Bowlin Outdoor Advertising & Travel
                                        Centers Incorporated

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Lessor                                  Lessee